EXHIBIT 99.1

Terra Nova Financial Group, Inc. Announces Earnings

Chicago, IL, May 8, 2008 - Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services company providing trading, technology and brokerage services, today announced preliminary unaudited results for three months ended March 31, 2008, including revenues of $10.9 million and operating income of approximately $0.4 million.

"Our commission revenue increased 1.3% during the first quarter of 2008 versus first quarter 2007 driven by increased trading volume offset by year-over-year decline in commission rates. Our commission rates exhibited more stable trends throughout the quarter and versus the fourth quarter of 2007. The stabilization of our rates and commission growth is attributable to our sales group's refined focus on our core customers of active traders and institutions. Also, our proprietary trading platform has shown impressive growth on a year-over-year basis with number of users up 147% and trades up 375%", said Michael Nolan, President and CEO.

Selected Highlights
•	Net income per share for the three months ended March 31, 2008 was $0.01 versus $0.03 for the same period last year
•	Earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") for the three months ended March 31, 2008 was approximately $1 million
•	Daily average revenue trades (DARTs) were 24,652 for the three months ended March 31, 2008 compared to 21,790 for three months ended March 31, 2007
•	All outstanding Preferred Stock will be redeemed in the second quarter with a liquidation value of $781,100 which carried an interest rate of 9%

Brokerage Services
First quarter 2008 revenues at the Company's Brokerage Services segment decreased 12% to $10.4 million from $11.8 million during the first quarter ended March 31, 2008 and 2007, respectively. The decrease is largely attributable to a decline in interest revenue of $1.4 million; however, net interest income experienced a less pronounced decrease of 3.3% to $1.4 million in the first quarter of 2008 from $1.5 million in the first quarter of 2007. Operating income decreased 45% to $1.1 million in the first quarter of 2008 from $1.9 million in the first quarter of 2007. Adjusted EBITDA declined 32% to $1.5 million in the first quarter of 2008 from $2.2 million in the first quarter of 2007.

Nolan added, "Our first quarter of 2008 decline in Adjusted EBITDA within our Brokerage Services segment was largely attributable to an anticipated increase in third party software and routing rates of $400,000 in our quotations and market data expense category. We anticipate mitigating these expenses by offering other cost effective routing solutions to clients in the second quarter of 2008. Furthermore, our long term strategy of developing a respected proprietary platform as well as allowing our clients to have the flexibility to choose a trading platform of their choice is unique and a key driver for future revenue growth."

Compensation expense in the first quarter of 2007 was lower due to the reversal of over accured bonus expense from December 2006. Without this adjustment compensation expense was consistent quarter-over-quarter. General and administrative expenses were reduced by $275,000 for the period ending March 31, 2008 compared to March 31, 2007.

Software Services
In the first quarter of 2008 sales at the Company's Software Service segment increased 445% to $600,000 from $100,000 in the first quarter of 2007. The increase was due to a 147% increase in the number of users and 375% increase in the number of trades on the Direct Pro, Direct Plus, and Direct

Online trading platforms provided by the Company's Tradient Technologies, Inc. subsidiary. Operating loss was similar to last years at ($300,000). Adjusted EBITDA declined 11% to ($230,000) from ($260,000) for the period ending March 31, 2008 and 2007, respectively.

Nolan added, "Our Software Services segment was impacted by a $130,000 accelerated lease expense charge related to the two Dallas facilities that we closed. Additionally, compensation expense was higher as we carried overlapping staffing positions during the transition period to Chicago. The saving we anticipate from consolidating our Dallas offices to Chicago should materialize in our second quarter 2008 operating expenses." To reflect on this renewed focus on our Software Services segment, the RushGroup Technologies, Inc. subsidiary was renamed Tradient Technologies, Inc. ("Tradient") during May 2008.

Unallocated Expenses
In the first quarter of 2008 unallocated expenses increased 116% to $364,000 in the first quarter of 2008 from $168,000 in the first quarter of 2007. Operating loss in first quarter 2008 increased to ($355,000) from ($182,000) in the first quarter of 2008 and 2007, respectively. Nolan added, "Corporate expenses increased $200,000 and were largely impacted by higher than expected legal costs associated with operating as a public company."

	Brokerage Services	Software Services	Total

For the three months ended March 31, 2008:
Revenues	$10,364,610	$575,743	$10,940,353
Operating expenses	9,306,282	879,185	10,185,467
Income (loss) before income taxes	1,058,328	(303,442)	754,886
Depreciation and amortization	421,658	73,355	495,013
Interest expense	$608,743	$-	$608,743
Unallocated amounts:
Other revenue			9,015
Stock-based compensation			(42,484)
Depreciation expense			(62,550)
Other expense			(258,740)
Interest expense			-
Consolidated income before income taxes			$400,127

Capital expenditures	$277,666	-	$277,666

Total assets	$227,442,845	$547,166	$227,990,011
Unallocated amounts:
Unallocated assets			2,835,413
Total assets			$230,825,424

	Brokerage Services	Software Services	Total

For the three months ended March 31, 2007:
Revenues	$11,789,473	$105,505	$11,894,978
Operating expenses	9,863,451	433,053	10,296,504
Income (loss) before income taxes	1,926,023	(327,549)	1,598,474
Depreciation and amortization	277,814	67,875	345,689
Interest expense	$1,985,529	$-	$1,985,529
Unallocated amounts:
Other revenue			11,026
Stock-based compensation			(20,833)
Depreciation expense			(32,346)
Other expense			(115,273)
Interest expense			(24,827)
Consolidated income before income taxes			$1,416,221

Capital expenditures	$835,235	-	$835,235

Total assets	$240,126,286	$346,657	$240,472,943
Unallocated amounts:
Unallocated assets			2,750,421
Total assets			$243,223,364

Company Highlights
GAAP and Non-GAAP financial highlights include:
•	Net income for three months ended March 31, 2008 was approximately $0.2 million versus $1.0 million for the same period last year.
•	Total revenues for the three months ended March 31, 2008 decreased 8% to $10.9 million from $11.9 million in the same period last year. The majority of the decline was attributable to a $1.4 million decline in interest income due to a 200 basis point decline in the federal funds rate offset by a $450,000 increase in Tradient software revenues and $100,000 increase in commission revenues.
•	Adjusted EBITDA for the three months ended March 31, 2008 was approximately $1 million, or 9% of total revenues versus $1.8 million or 15% of revenues for the same period last year.

Other recent highlights include:

•	Repurchased approximately 476,500 shares of common stock during the three months ended March 31, 2008.
•	Added 1,374 platform users to the Tradient platforms during the three months ended March 31, 2008 compared to the first three months ended March 31, 2007.
•	Revenue per employee of approximately $132,000 based on 83 full-time employees at March 31, 2008 compared to $129,000 based on 92 full-time employees at March 31, 2007.

FINANCIAL STATEMENTS - Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance or an alternative for GAAP and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Terra Nova's statements of income, their occurrence in future periods is dependent upon future business and economic factors, among other criteria, and may frequently be beyond the control of management.

Below are the Adjusted EBITDA reconciliations relating to the three months ended March 31, 2008 and three months ended March 31, 2007.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
TOTAL REVENUES	$10,949,367	$11,906,004
Operating expenses	10,549,240	10,464,956
Operating income	400,127	1,441,048
Interest expense	-	24,827
Income before income taxes	400,127	1,416,221
Income tax provision	228,000	440,070
Net income	172,127	976,151

ADJUSTMENTS:
Depreciation and amortization expense	557,563	378,035
Stock-based compensation	42,484	20,833
Interest expense	-	24,827
Income tax provision	228,000	440,070
Total Adjusted EBITDA	$1,000,174	$1,839,916

Segment reconciliation of Non-GAAP Adjustments - Unaudited

Brokerage Services	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
TOTAL REVENUES	$10,364,610	$11,789,473
Operating expenses	9,306,282	9,863,451
Operating income	1,058,328	1,926,022
Net income	1,058,328	1,926,022

ADJUSTMENTS:
Depreciation and amortization expense	421,658	277,815
Total Adjusted EBITDA	$1,479,986	$2,203,837

Software Services	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
TOTAL REVENUES	$575,743	$105,505
Operating expenses	879,185	433,053
Operating income	(303,442)	(327,548)
Net income	(303,442)	(327,548)

ADJUSTMENTS:
Depreciation and amortization expense	73,356	67,874
Total Adjusted EBITDA	$(230,086)	$(259,674)

FINANCIAL STATEMENTS - Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2008	2007
REVENUES	(Unaudited)	(as restated and unaudited)
Commissions and fees	$8,168,755	$8,067,862
Interest income	2,070,884	3,499,050
Software fees	555,722	103,119
Other income	154,006	235,973

Total revenues	10,949,367	11,906,004

OPERATING EXPENSES
Commissions and clearing	2,677,927	2,690,141
Employee compensation	3,022,051	2,287,781
Quotations and market data	2,050,730	1,523,285
Interest expense on brokerage accounts	608,743	1,985,529
Advertising and promotional	106,989	241,617
Professional fees	793,244	417,619
Communications and information technology	256,571	187,474
Depreciation and amortization	557,563	378,035
Other general and administrative expenses	475,422	753,475

Total operating expenses	10,549,240	10,464,956

Operating income	400,127	1,441,048

Interest expense	-	24,827

Income before income taxes	400,127	1,416,221

Income tax provision	228,000	440,070

Net income	172,127	976,151

Dividends on preferred stock	(17,574)	(14,297)

Net income attributable to common shareholders	$154,553	$961,854

Net income per common share:
Basic	$0.01	$0.03

Diluted	$0.01	$0.03

Weighted average number of common shares outstanding:
Basic	26,421,079	27,185,445

Diluted	26,421,079	27,818,184

FINANCIAL STATEMENTS - Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
ASSETS	2008	2007
	(Unaudited)
Cash and cash equivalents	$6,305,469	$7,937,880
Cash segregated in compliance with federal regulations	164,844,125	144,225,499
Receivables from brokers, dealers and clearing organizations	19,591,635	24,902,262
Receivables from customers and non-customers	21,357,603	47,261,886
Property and equipment, net	1,182,440	1,150,312
Capitalized software development costs, net	1,879,921	1,883,375
Intangible assets, net	5,143,233	5,481,660
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	1,526,947	1,569,892
Other assets	1,492,643	1,309,190
Total assets	$230,825,424	$243,223,364

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$-	$10,848,000
Payables to brokers, dealers and clearing organizations	875,488	694,148
Payables to customers and non-customers	192,734,068	194,493,946
Accounts payable and accrued expenses	4,339,874	3,407,832
Accrued preferred stock dividends	8,787	29,950
Income tax liability	142,800	592,918
Total liabilities	198,101,017	210,066,794

Commitments and contingencies

Shareholders' equity
Preferred stock - $10 par value; 5,000,000 shares authorized
Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,350 shares issued and outstanding at March 31, 2008 and December 31, 2007; liquidation value of $145,144 at March 31, 2008	143,500	143,500
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; 49,480 shares issued and outstanding at March 31, 2008 and December 31, 2007; liquidation value of $644,773 at March 31, 2008	494,800	494,800
Common stock; $0.01 par value, 150,000,000 shares authorized; 26,055,057 and 26,531,557 shares issued and outstanding at March 31, 2008 and December 31, 2007	260,551	265,316
Additional paid-in capital	52,739,774	53,339,299
Accumulated deficit	(20,914,218)	(21,086,345)
Total shareholders' equity	32,724,407	33,156,570
Total liabilities and shareholders' equity	$230,825,424	$243,223,364

About Terra Nova Financial Group, Inc.

Terra Nova Financial, LLC and Tradient Technologies, Inc., formerly known as RushGroup Technologies, Inc., are wholly-owned subsidiaries of Terra Nova Financial Group, Inc., ("Terra Nova") a public company trading on the OTC Bulletin Board under the symbol TNFG. Terra Nova, through its subsidiaries, primarily operates as a registered broker-dealer and service bureau, covering the equities, equity options, futures and foreign exchange markets.

Terra Nova Financial, LLC ("Terra Nova Financial") is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova Financial for unmatched value in execution, clearing and prime brokerage services. This recognition originated with the firm's role as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext) and has been further earned through its proven mastery of the client experience. Through a portfolio of advanced technology tools including Tradient Technologies, Inc. proprietary offering, Direct Pro and Direct Plus, Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report with the precision professionals require. Terra Nova Financial team is built to provide swift, flexible, empowered care and insight, with one goal in mind: clients' success.

Tradient Technologies, Inc. is Terra Nova's technology development arm, building and continually enhancing proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center.

In 2007, Terra Nova Financial was named Emerging Broker of the Year by the Opal Financial Group and Focus Point Media. The firm was founded in 1994 and is headquartered in Chicago, IL, with a sales presence in New York.

Terra Nova Financial is regulated by the SEC, FINRA and NFA and is a member of Depository Trust Company, National Securities Clearing Corporation, Securities Investor Protection Corporation, and the Options Clearing Corporation. The firm holds trading memberships with the Nasdaq Stock Market, Chicago Stock Exchange, National Stock Exchange, American Stock Exchange, CBOE Stock Exchange, NYSE Arca Options, NYSE Arca Equities, Boston Options Exchange and International Securities Exchange and maintains strategic relationships with Merrill Lynch, Pierce, Fenner & Smith, Inc. and R.J. O'Brien & Associates, LLC.

Forward looking statements

All statements in this presentation that are not historical are forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. Such forward-looking statements may be identified by words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy," or similar statements. Statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. These statements are based upon assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors our management believes appropriate. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in these forward-looking statements, including, without limitation, our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items; and other factors detailed from time to time in our filing with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.rushgroup.com.

Investor Relations:       Gregg J. Fuesel, 1-312-827-3654
Media Contact:   Christopher Hartman, 1-312-827-3695